SELLER'S CLOSING CERTIFICATE
               (Eastridge Mall; Casper, Wyoming)



          THIS CLOSING CERTIFICATE is made as of the ___ day of June, 1994, by CARLYLE REAL ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller"), to PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP, a Maryland limited partnership ("Buyer").

                       R E C I T A L S :

          A. Seller and Buyer are parties to that certain Partnership Interest Purchase Agreement (together with all amendments thereto, the "Agreement"), dated effective as of June __, 1995, pursuant to which, subject to the terms and conditions therein set forth, Seller agrees to sell to Buyer all of Seller's interest in East Ridge Development Company, a Utah limited partnership (the "Partnership").

          B.   The Agreement requires the delivery of this Closing
Certificate.

          NOW THEREFORE, pursuant to the Agreement, Seller does hereby represent and warrant to Buyer that:

          1. Except as specifically set forth below, each and all of such representations and warranties of Seller contained in paragraph 4A of the Agreement are true and correct as of the date hereof as if made on and as of the date hereof.

          Exceptions:  See Exhibit "A" attached and made a part hereof.

          2. This Certificate is subject to the terms and conditions of the Agreement (including all limitations on liability and survival limitations contained therein).

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.


                    CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership,

                    By   JMB REALTY CORPORATION,
                         a Delaware corporation,
                         General Partner


                         By: __________________________________
                         Name: ________________________________
                         Title: _______________________________

                                                       "Seller"
                          EXHIBIT "A"

     EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES


               None.